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                                                                    EXHIBIT 23.3



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form S-4 of Level 8 Systems, Inc. of our report dated March 17, 1999 relating to the financial statements of Template Software, Inc. which appears in such Registration Statement. We also consent to the references to us under the headings "Summary of Selected Financial Information", "Background of the Merger", "Changes in and Disagreements With Accountants" and "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

McLean, Virginia
November 19, 1999